EXHIBIT 10.9

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 20th day of September 2022, by and among Ultimax Digital, Inc., a Delaware corporation (the “Company”), each individual and entity listed on Schedule A (each, a “Key Holder” and collectively, the “Key Holders”).

The parties desire to enter into this Agreement to set forth their agreements and understandings with respect to, among other things, how shares of the Company’s capital stock held by them will be voted in connection with any and all matters concerning a vote of the Company’s stockholders.

NOW, THEREFORE, the parties agree as follows:

1. General. Each Key Holder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Key Holder, or over which such Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to carry into effect the intent of this Agreement. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote in connection with any and all matters concerning a vote of the Company’s stockholders, including without limitation, all shares of common stock now owned or subsequently acquired by a Key Holder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

2. Voting Provisions. (a) Each Key Holder agrees that all Shares owned by such Key Holder, or over which such Key Holder has voting control, from time to time and at all times, at each annual or special meeting of Company’s stockholders or pursuant to any written consent of the Company’s stockholders, shall be voted by the Proxy, as defined below, in the manner and to the effect determined by said Proxy in his sole and absolute discretion.

(b) Each Key Holder is entering into this Agreement in his or its capacity as the holder of capital stock of the Company. Any other provision of this Agreement notwithstanding, to the extent a Key Holder serves as an officer or director of the Company, nothing contained herein shall limit his ability to exercise his ordinary and customary duties as an officer or director of the Company, including, without limitation, the exercise of his fiduciary obligations to the Company and its stockholders.

(c) Any other provision of this Agreement notwithstanding, the Company and each Key Holder’s obligations under this Agreement is subject in all respects to the applicable law (including, without limitation, the directors’ fiduciary duties), the rules and regulations of the Securities and Exchange Commission and the listing requirements or standards of the NASDAQ Stock Market LLC or the requirements or standards of any other exchange, system or market on which the stock of the Company is principally listed.

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3. Irrevocable Proxy. Each Key Holder hereby constitutes and appoints the Chief Executive Officer of the Company (the “Proxy”) as its proxy with respect to the matters set forth herein, and hereby authorizes the Proxy to represent and to vote his or its Shares in the manner and to the effect determined by said Proxy in his sole and absolute discretion. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires in accordance herewith.

4. Limitation of Proxy’s Liability. The Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof.

5. Termination. This Agreement shall terminate upon the earliest to occur of the occurrence of any one of the following events:

(a) the first (1st) anniversary of the Company’s Initial Public Offering Date of this Agreement;

(b) the reorganization, merger, consolidation or similar corporate transaction of the Company whereby the persons who were the shareholders of the Company immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote;

(c) the sale of all, or substantially all, of the assets of the Company; or

(d) the termination of this Agreement by the Proxy.

6. Subsequent Holders of Shares. Each Key Holder agrees not to transfer any interest in their respective Shares unless the transferee executes and delivers to Proxy an agreement in form and in substance substantially similar to this Agreement; provided, however, a purchaser of any Shares that are purchased in the market in a Rule 144 transaction or pursuant to a public offering registered on a Form S-1, Form S-4, Form S-8 or similar form required by the Securities Exchange Commission for the public distribution of securities shall not be subject to this Agreement.

7. Successor Proxy. In the event that the Proxy is unable or unwilling to serve as the Proxy, a successor Proxy may be appointed by the Proxy at his discretion, or if the Proxy is unable to make such appointment due to his death or incapacity to act, by the consent of the successors to the Proxy’s individual shares of Stock that hold a majority interest in such shares. A successor Proxy shall be vested with all the rights, powers and authority as if originally named in this Agreement.

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8. Miscellaneous.

8.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.3. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.6. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.7. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Key Holders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement.

8.8. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

THE COMPANY: ULTIMAX DIGITAL, INC.
By:	/s/ Paul Goodman
Title:	President

[Additional Signature Pages Follow]

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Signature Page to Voting Agreement

KEY HOLDERS:

/s/ Jesse Sutton
Jesse Sutton

/s/ Paul Goodman
Paul Goodman

Gideon 718 Equity Trust

By:	/s/ Lisa Tirnauer
Name:	Lisa Tirnauer
Title:	Trustee

Aurora 1 Equity Trust

By:	/s/ Suri Rosenbaum
Name:	Suri Rosenbaum
Title:	Trustee

Jomar Irrevocable Trust

By:	/s/ Hyman Stramer
Name:	Hyman Stramer
Title:	Trustee

Symar Irrevocable Trust

By:
By:	/s/ Hyman Stramer
Name:	Hyman Stramer
Title:	Trustee

Pamar Irrevocable Trust

By:
Name:
Title:	Trustee

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